Exhibit 1.1

MECHEL STEEL GROUP OAO

13,875,691 American Depositary Shares Representing

41,627,073 Common Shares

(Nominal Value 10 Russian Rubles Per Common Share)

Plus an option to purchase up to

2,081,354 American Depositary Shares Representing

6,244,062 Common Shares to cover over-allotments

UNDERWRITING AGREEMENT

[October 28], 2004

UNDERWRITING AGREEMENT

[October 28], 2004

UBS Limited

as Managing Underwriter

for the several Underwriters

named in Schedule A hereto

(the “Managing Underwriter”)

c/o UBS Limited

1 Finsbury Avenue

London EC2M 2PP

United Kingdom

Ladies and Gentlemen:

Mechel Steel Group OAO, a joint stock company organized under the law of the Russian Federation (the “Company”), proposes, subject to terms and conditions stated herein, to issue, offer and sell, and Igor V. Zyuzin, Vladimir F. Iorich, MetHol OOO and Britta Investments Limited (each a “Selling Shareholder”) propose, subject to terms and conditions stated herein, to offer and sell, to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative, an aggregate of 41,627,073 common shares, nominal value 10 Russian rubles per share (the “Common Shares”), of the Company, of which 33,301,659 Common Shares are to be issued and sold by the Company (the “Company Firm Shares”), and 8,325,414 Common Shares are to be sold by the Selling Shareholders as set forth in Schedule B hereto (the “Selling Shareholder Firm Shares” and, together with the Company Firm Shares, the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Selling Shareholders propose, subject to terms and conditions stated herein, to grant to the Underwriters the option to purchase from the Selling Shareholders up to an additional 6,244,062 Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Offered Shares.” The Offered Shares are described in the Final Prospectus, which is referred to below. The respective numbers of Firm Shares and Additional Shares to be sold by the Company and each Selling Shareholder pursuant to this Agreement are set forth in Schedule B hereto, assuming in the case of the Additional Shares that the over-allotment option is exercised in full.

All or a portion of the Offered Shares shall, at your instruction, be delivered by the Company and the Selling Shareholders in the form of American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”) issued in accordance with the terms of the Deposit Agreement, dated as of July 27, 2004 (the “Deposit Agreement”), among the Company, Deutsche Bank Trust Company Americas (the “Depositary”), and all holders and beneficial owners from time to time of ADSs evidenced by ADRs issued thereunder. Each ADS will represent three Common Shares deposited pursuant to the Deposit Agreement. Except as the context may otherwise require, references hereinafter to the “Common Shares,” the “Firm Shares,” the “Additional Shares” and the “Offered Shares” shall be deemed also (or, if the context requires, instead) to refer, respectively, to any ADSs representing such Offered Shares and the ADRs evidencing such ADSs.

The Company has filed, in accordance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333- 119497) (the “Initial Registration Statement”) in respect of the registration of Offered Shares. Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Securities Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the registration statement increasing the size of the offering (the “Rule 462 Registration Statement”), if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462 Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Final Prospectus”). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more Preliminary Prospectuses. The Company has also filed a registration statement on Form F-6 (File Number 333-119498) with the Commission in respect of the ADSs.

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth:

(a) The Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of U.S.$• per Company Firm Share (the “Purchase Price”) to be paid to the Company in Russian rubles in accordance with Section 2 hereof, the number of Company Firm Shares set forth opposite such Underwriter’s name in Schedule A under the heading “Number of Firm Shares to be Purchased from the Company.”

(b) The Selling Shareholders agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholders, at the Purchase Price, the number of Selling Shareholder Firm Shares set forth opposite such Underwriter’s name in Schedule A under the heading “Number of Firm Shares to be Purchased from the Selling Shareholders.”

(c) The Company and each Selling Shareholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Final Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

(d) In addition, the Selling Shareholders hereby grant to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Shareholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the purchase price per Common Share equal to the Purchase Price (the “Option”). You may exercise the Option on behalf of the several Underwriters at any time and from time to time, in whole or in part, on or before the thirtieth day following the date hereof, by written notice to the Selling Shareholders. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised, and the date and time of settlement therefor. Such settlement date may be the First Closing Date (as defined in Section 2) but may not be earlier than the First Closing Date or, unless you and the Selling Shareholders agree otherwise, less than two or more than five days after the date of such notice. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof. The number of Additional Shares to be sold by each Selling Shareholder shall be the number which bears the same proportion to the aggregate number of Additional Shares being sold as the number of Firm Shares set forth opposite the name of such Selling Shareholder on Schedule B hereto bears to the total number of Firm Shares to be sold by all the Selling Shareholders (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

(e) Delivery of and payment for any Additional Shares shall be made as provided in Section 2. If settlement for any Additional Shares occurs after the First Closing Date, the Company will deliver to you on the relevant Option Closing Date (as defined in Section 2) all the opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8, and the obligations of the Underwriters to purchase such Additional Shares shall be conditioned upon receipt thereof.

2. Payment and Delivery. (a) Delivery of and payment for the Firm Shares, in the form of ADSs, if and to the extent instructed by you, shall be made at the Moscow offices of Cleary, Gottlieb, Steen & Hamilton (the “Closing Location”) at [1:00 p.m.], Moscow time, [November 3], 2004, or such later time and date (not later than the date that is seven days later) as you, the Company and the Selling Shareholders may agree or as provided in Section 10. The time and date of delivery of and payment for the Firm Shares is referred to in this Agreement as the “First Closing Date.”

(b) If the Option is exercised in whole or in part on or before the second business day prior to the First Closing Date, delivery of and payment for the relevant Additional Shares, in the form of ADSs, if and to the extent instructed by you, shall be made at the same time as delivery of and payment for the Firm Shares. In connection with any exercise of the Option after the second business day prior to the First Closing Date, delivery of and payment for the relevant Additional Shares shall be made at such time and date as you shall designate in the notice delivered pursuant to Section 1(d), which date shall be at least two business days and not more then five business days after such notice. The time and date of delivery of and payment for any Additional Shares is referred to in this Agreement as an “Option Closing Date,” and the First Closing Date and any Option Closing Date are sometimes referred to in this Agreement as a “Closing Date.”

(c) In order for payment for the Company Firm Shares to be made in Russian rubles, as specified in Section 2(d) hereof, you shall send an instruction via SWIFT (form [_]) to ZAO Raiffeisenbank Austria (“RZB”) and RZB shall convert the Purchase Price multiplied by the number of Company Firm Shares into Russian rubles in two tranches on two separate days during the period between the date hereof and the First Closing Date at the best rate of exchange available to RZB. You shall permit and instruct RZB to provide the Company with a written notice of such transactions immediately after they become available, specifying the amount converted and the exchange rate used. If, for any reason, on the First Closing Date, the Offered Shares are not delivered to you in accordance with Section 2 hereof, you may, at your discretion, undertake thereafter for RZB to convert these amounts from Russian rubles into U.S. dollars at the best rate of exchange available to RZB. If, after such conversion, there is a shortfall between (x) the amount in U.S. dollars that you have received as a result of this conversion; and (y) the amount of the Purchase Price in U.S. dollars multiplied by the number of the Company Firm Shares, then, promptly after receiving notice of such shortfall from you, the Company will transfer or procure the transfer to you of an amount equal to the amount of such shortfall in U.S. dollars, or an equivalent amount in Russian rubles, if the Company is prohibited from transferring such amount in U.S. dollars.

(d) Payment for the Company Firm Shares shall be made by you (or your agent) on behalf of the Underwriters in Russian rubles in the amount equal to the Purchase Price multiplied by the number of Company Firm Shares converted as described in Section 2(c) above on the First Closing Date in same-day funds by wire transfer to the Company Ruble Account (as defined in Section 3(v) below) and payment for the Selling Shareholder Firm Shares shall be made by you on behalf of the Underwriters in an amount equal to the Purchase Price multiplied by the number of Selling Shareholder Firm Shares in U.S. dollars, in Federal (same-day) funds by wire transfer to the External Escrow Account (as defined in Section 6(g) below), for further transfer of such proceeds in Russian rubles to the respective accounts of those Selling Shareholders who are Russian residents within the meaning of Russian currency control regulations, as provided in the External Escrow Agreement, in each case against delivery by the Company and the Selling Shareholders of such Firm Shares on the First Closing Date as set forth in paragraph (e) below, or in such other manner as may be agreed by you, the Company and the Selling Shareholders. Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner as the payment for the Selling Shareholder Firm Shares. It is understood and agreed that no delivery or transfer of Offered Shares to be purchased and sold hereunder at any Closing Date shall be effective unless and until payment therefor has been made pursuant hereto and each of the Company, the Selling Shareholders, Euroclear Bank S.A./N.V., Clearstream Banking société anonyme and The Depository Trust Company (“DTC”) shall have furnished or caused to be furnished to you on behalf of the

Underwriters at such Closing Date certificates and other evidence reasonably satisfactory to you of the execution in favor of the Underwriters of the book-entry transfer of the relevant ADSs, if and to the extent you have instructed that the Offered Shares should be delivered in the form of ADSs. The Underwriters’ payment obligations hereunder in respect of the Company Firm Shares to be purchased by the Underwriters on the First Closing Date shall be fully discharged upon the receipt of the payment within the Company Ruble Account, as confirmed by the Moscow Escrow Agent, as such terms are defined in Section 3(v) hereof. The Underwriters’ payment obligations hereunder in respect of the Selling Shareholder Firm Shares and the Additional Shares to be purchased by the Underwriters on the relevant Closing Date shall be fully discharged upon the receipt of the relevant payment within the External Escrow Account, as confirmed by the External Escrow Agent, as such terms are defined in Sections 6(g) and 4(b) hereof, respectively.

(f) If and to the extent you have instructed that the Offered Shares should be delivered in the form of ADSs, any ADRs evidencing such ADSs representing such Offered Shares shall be delivered by or on behalf of the Company and/or the Selling Shareholders to you against payment therefor as set forth in paragraph (d) above through the book entry facilities of DTC. ADR certificates shall be delivered in definitive form and registered in such names and in such denominations as you shall request in writing. The Company and/or the Selling Shareholders agree to have the relevant ADR certificates available for inspection and checking by you at the Closing Location not later than 6:00 p.m., Moscow time, on the business day prior to the relevant Closing Date. Any Offered Shares to be delivered otherwise than in the form of ADSs shall be delivered in such manner as you, the Company and the Selling Shareholders shall agree.

(g) You will take all actions necessary to dispose of the proceeds from the sale of the Offered Shares in accordance with, and will take no action which could have the effect of disposing of the proceeds from the sale of the Offered Shares in any way differing from, the description of such disposition in the Final Prospectus under the sections entitled “Prospectus Summary—The Offering—Escrow of Proceeds and Registration of Placement Report” and “Escrow of Proceeds and Registration of Placement Report.”

(h) You will take no action to close the accounts contemplated by the External Escrow Agreement (as defined in Section 4(b) below) and the Moscow Escrow Agreements (as defined in Section 3(v) below) or to amend the terms of those agreements without the consent of all parties to the relevant agreements.

(i) You will deposit the difference between (i) the aggregate proceeds to you from the sale of the Offered Shares (in the form of ADSs or otherwise) (without any withholding, deduction or set-off) and (ii) the amount of the Purchase Price multiplied by the number of Offered Shares in an escrow account in accordance with, and shall dispose of such funds only in accordance with, the External Escrow Agreement.

(j) You will, if the Placement Report has not been registered by the Federal Service for the Financial Markets of the Russian Federation or its appropriate regional department or its or their legal predecessors, as the case may be (the “FSFM”) on or before •, 2004, (i) under the terms of the External Escrow Agreement (as such term is defined in Section 4(b) hereof), procure that the External Escrow Agent (as such term is defined in Section 4(b)) irrevocably and immediately transfer to the Depositary, and you will abandon all claims to, the amounts deposited in escrow pursuant to Section 2(h) hereof, and (ii) assign to the Depositary all rights to the proceeds to the Company and the Selling Shareholders from the sale of the Offered Shares, it being understood that this clause (h) shall in no way limit your rights to recover damages from the Company and the Selling Shareholders.

(k) The documents to be delivered on the First Closing Date by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the Closing Location on the First Closing Date. A meeting will be held at the Closing Location at 3:00 p.m., Moscow time on the business day prior to the First Closing Date, at which meeting the final drafts of the documents referred to in the preceding sentence will be available for review by the parties hereto.

(l) Upon your authorization of the release of the Offered Shares, the Underwriters propose to offer the Offered Shares (in the form of ADSs or otherwise) for sale upon the terms and conditions set forth in the Final Prospectus.

3. Representations and Warranties of the Company and the Selling Shareholders. The Company and the Selling Shareholders, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

Registration Statement, Preliminary Prospectus and Final Prospectus

(a) The Initial Registration Statement in respect of the registration of Offered Shares under the Securities Act has been filed with the Commission; the Initial Registration Statement, in the form heretofore delivered to the Underwriters, has been declared effective by the Commission in such form; other than a Rule 462 Registration Statement, if any, filed pursuant to Rule 462 of the Securities Act, which will be effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462 Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein as set forth in Schedule C hereto (the “Underwriter Information”);

(c) The Registration Statement conforms, and the Final Prospectus and any further amendments or supplements to the Registration Statement or the Final Prospectus will conform, in all material respects, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; the Registration Statement and any amendment thereto, as of the applicable effective date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus and any amendment or supplement thereto, as of its date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(d) Any third-party statistical data included in any Preliminary Prospectus, the Registration Statement and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(e) A registration statement on Form F-6 (File Number 333-119498) in respect of the ADSs has been filed with the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); the ADS Registration Statement, in the form heretofore delivered to the Underwriters, has been declared effective by the Commission in such form; no other document with respect to the ADS Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the ADS Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) No holders of outstanding capital stock of the Company have rights, contractual or otherwise, to cause the Company to register under the Securities Act any Common Shares or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Shares as contemplated thereby or otherwise.

(g) The Company has not distributed any offering material in connection with the offer and sale of Offered Shares contemplated hereunder other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto.

(h) Other than in relation to the Common Shares issued in the formation and re-organization of the Company and as disclosed in the Registration Statement, the Company has made no offers of Common Shares or ADSs to, and has solicited no offers to buy Common Shares or ADSs from, any persons other than the Underwriters.

(i) Except as disclosed in any Preliminary Prospectus and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Offered Shares or ADSs contemplated hereby.

Russian Regulatory Approvals

(j) The Decision on Issuance of Common Shares of the Company, dated April 7, 2004 and registered on April 29, 2004 (the “Russian Decision”) in connection with the registration of the issuance of the Company Firm Shares has been filed with and registered by the FSFM, and the permission for circulation of the Offered Shares outside Russia in the form of ADSs, dated •, 2004 (the “ADS Permission”), has been applied for and granted by the FSFM; to the best knowledge of the Company, the FSFM has not raised any objections to anything contained in the Russian Decision, any materials filed in connection with the ADS Permission or such other documents as may have been requested or required by the FSFM, except for any objections that have been properly waived or satisfied; and to the best knowledge of the Company, the FSFM has not suspended or invalidated, or taken any action or announced its intent to suspend or invalidate, the issue of the Company Firm Shares, the Russian Decision or the ADS Permission.

(k) The Decision on Issuance of Common Shares of the Company dated March 20, 2003 and registered on April 29, 2003, the prospectus submitted to the FSFM and the Report on the Placement of the Shares approved by the Company’s Board of Directors on July 2, 2003 and registered on August 26, 2003 in connection with registration of the issuance of the Common Shares other than the Company Firm Shares have each been filed with and registered by the FSFM; to the best knowledge of the Company, the FSFM has not raised any objections to anything contained in the documents referred to in this subsection (k) or such other documents as may have been requested or required by the FSFM in connection therewith, except for any objections that have been waived or satisfied; and to the best knowledge of the Company, the FSFM has not suspended or invalidated, or taken any action or announced its intent to suspend or invalidate, the issue of the Common Shares other than the Company Firm Shares or the documents referred to in this subsection (k).

(l) The Company has not violated any provisions of Russian law in connection with (i) the filing and registration of the Russian Decision or application for and receipt of the ADS Permission, or (ii) the issuance of the Company Firm Shares, except, in the case of each of (i) and (ii), where any such violation would not have a material adverse effect on the Underwriters or on the completion of the transactions contemplated hereby or on the value of the Offered Shares or the ADSs.

(m) The Russian Decision, the materials filed in connection with the ADS Permission and all of the other documents submitted for registration of the Offered Shares complied in all material respects with all requirements of Russian law in effect on the date of such submission, and none of the foregoing contains any untrue statement of a material fact or omits to state a material fact required to be stated therein under Russian law.

(n) The Company has received all licenses, approvals, registrations and permissions necessary to effect the transactions contemplated by this Agreement, except for the approval by the FSFM of the placement report in relation to the Company Firm Shares (the “Placement Report”).

Due Incorporation and Valid Existence

(o) Except as described in the Final Prospectus, each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Final Prospectus, except where the failure of a subsidiary to be so duly incorporated, validly exist in good standing or have full power and authority would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

(p) Except as described in the Final Prospectus, the Company has received all permits, licenses and authorizations of governmental or regulatory authorities of the Russian Federation, including without limitation the Central Bank of Russia, necessary to acquire and own, directly or indirectly, all of the issued and outstanding shares of capital stock that it owns, directly or indirectly, in each of its subsidiaries; all such permits, licenses and authorizations remain in full force and effect as of the date hereof; and the Company’s ownership of such shares of capital stock is registered with all governmental or regulatory authorities of the Russian Federation to the extent required by Russian law.

Capital Stock and Dividends

(q) The Company’s authorized capitalization is as set forth in the Final Prospectus; the Offered Shares and all other outstanding shares of capital stock of the Company have been duly authorized and registered; all outstanding shares of capital stock of the Company are, and, when the Company Firm Shares have been issued to the persons indicated in the Russian Decision, transferred to the Depositary as contemplated in the Deposit Agreement, and delivered and paid for in accordance with this Agreement on each Closing Date, such Company Firm Shares will have been, duly authorized, validly issued, fully paid and non-assessable. When the Offered Shares to be delivered in the form of ADSs are delivered and paid for as described above, such Offered Shares will be held by the Depositary free and clear of any security interests, liens, preemptive or similar rights, encumbrances, equities or claims, except for those of holders of the ADRs arising under the Deposit Agreement or any claims that may have been brought against the Depositary of the kind referred to in the Prospectus under “Risk Factors—Risks related to our ADSs and the Trading Market—Because the depositary may be considered the beneficial holder of the shares underlying the ADSs, these shares may be arrested or seized in legal proceedings in Russia against the depositary”; no stockholders of the Company are entitled as such to any preemptive rights, resale rights, rights of first refusal or other rights to subscribe for any of the Offered Shares; and the Company is not currently prohibited, directly or indirectly, other than as described in the Final Prospectus, from paying any dividends or making any other distribution on its capital stock.

(r) All of the issued shares of capital stock of each subsidiary that are owned by the Company, directly or indirectly, have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in the Final Prospectus, are owned by the Company, directly or indirectly, free and clear of any security interests, liens, preemptive or similar rights, encumbrances, equities or claims; and, except as set forth in the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to its shareholders, or from making any other distribution on its capital stock, from repaying to the Company any loans or advances to such subsidiary received from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company.

(s) Except as set forth in the Final Prospectus, under current laws and regulations of the Russian Federation and any political subdivision thereof, all dividends and other distributions declared and payable on the shares of capital stock of the Company may be paid by the Company to the Depositary as a holder thereof in Russian rubles that may be converted into foreign currency and freely transferred out of the Russian Federation and all such payments made to the Depositary as a holder thereof (assuming the Depositary is non-resident of the Russian Federation) are subject to withholding taxes only as described in the Final Prospectus, and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Russian Federation or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Russian Federation or any political subdivision or from any taxing authority thereof or therein.

(t) The statements set forth in the Final Prospectus under the caption “Description of Capital Stock and Certain Requirements of Russian Legislation” and “Description of American Depositary Shares” insofar as such statements purport to constitute a summary of the terms of the Offered Shares and the ADSs, respectively, are accurate and complete in all material respects.

Corporate Power and Authority

(u) The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder and to issue, sell and deliver the Offered Shares as contemplated herein; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and to general principles of equity.

(v) The Company has full power and authority to enter into the bank deposit agreement, dated as of [•], 2004, among ZAO Raiffeisenbank Austria, the Company and you, as representative to the several Underwriters, relating to the term deposit account No. • (such account, the “Term Deposit Account,” and such agreement, the “Term Deposit Agreement”) and the amendment, dated as of [•], 2004, among ZAO Raiffeisenbank Austria, the Company and you, as representative to the several Underwriters, to the Agreement on Current Account in Russian Rubles No. 40702810700001401994 (such account, the “Company Ruble Account,” and such agreement, the “Amendment to the Agreement on the Current Account,” and, together with the Term Deposit Agreement, the “Moscow Escrow Agreements”) by and between you, the Company and Closed Joint Stock Company “Raiffeisenbank Austria” (the “Moscow Escrow Agent”), with respect to the escrow of funds from the offer and sale of the Company Firm Shares with the Moscow Escrow Agent until such time as the Placement Report is registered by the FSFM, and to perform its obligations thereunder; the Moscow Escrow Agreements have been duly authorized, executed and delivered by the Company, and, when executed and delivered by you and the Moscow Escrow Agent, will constitute valid and legally binding agreements of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and to general principles of equity; and the descriptions of the Moscow Escrow Agreements contained in the Final Prospectus are accurate and complete in all material respects.

(w) The Company has full power and authority to enter into the Deposit Agreement and to perform its obligations thereunder; the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Common Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and, except as set forth in the Final Prospectus, the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the descriptions of the Deposit Agreement and the ADRs contained in the Final Prospectus are accurate and complete in all material respects.

(x) The issuance of the Company Firm Shares, deposit with the Depositary of the Company Firm Shares against issuance of ADRs evidencing ADSs, the execution and delivery by the Company of this Agreement, the Moscow Escrow Agreements and the Deposit Agreement and the performance by the Company of its obligations hereunder and thereunder, (i) do not require any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court except such as have been obtained under the Securities Act, applicable Russian legislation and such as may be required under the securities or “blue sky” laws of any jurisdiction in connection with the purchase and distribution of the Offered Shares or ADSs by the Underwriters in the manner contemplated herein and in the Final Prospectus, save for the registration of the Placement Report which will be done pursuant to Section 5 of this Agreement; (ii) will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), (A) any statute, or any rule, regulation or order of any governmental agency or body or any court applicable to the Company or any of its subsidiaries or any of their properties, (B) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties is subject or (C) the charter or other constitutive documents of the Company or any of its subsidiaries.

Title, Licenses and Consents

(y) Except as set forth in the Final Prospectus, each of the Company and its subsidiaries possesses all licenses, certificates, authorizations and permits issued by appropriate governmental agencies or bodies and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, necessary to conduct the business now conducted by it except, in each case, where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such license, certificate, authorization or permit or any federal, state, local or foreign law, regulation or rule, or any decree, order or judgment applicable to the Company or any of its subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Except as set forth in the Final Prospectus, each of the Company and its subsidiaries (i) has good and marketable title to all items of real property owned by it and good and marketable title to all other property and assets owned by it, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects that would affect the value thereof or interfere with the use made or proposed to be made thereof by it, and (ii) holds any real property and buildings leased by it under valid, subsisting and enforceable leases with no exceptions that would interfere with the use made or proposed to be made thereof by it, except, in each of the cases (i) and (ii), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) Except as set forth in the Final Prospectus, the Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by it in connection with its business (collectively, “intellectual property rights”), except, in each case, where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(bb) Each of the ten subsoil licenses particularly described in the Final Prospectus is registered in the name of the Company or one of its subsidiaries; in addition, except as described in the Final Prospectus or where the failure so to have would not have a Material Adverse Effect, the Company and its subsidiaries has all necessary proprietary interests or rights, surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other necessary rights and interests granting the Company or its subsidiaries, as the case may be, the rights and ability to operate the mines described in the Final Prospectus in the manner currently operated.

Financial Statements, Internal Accounting Controls and Reserves Reports

(cc) Except as set forth in the Final Prospectus, the consolidated financial statements of the Company included in the Registration Statement and the Final Prospectus, together with the related notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, comply in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) applied on a consistent basis, except as stated therein; any pro forma financial statements or data included in the Registration Statement and the Final Prospectus comply in all material respects with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; and the Company and the subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Final Prospectus which would be required to be disclosed under U.S. GAAP in the consolidated financial statements of the Company.

(dd) The consolidated financial statements of Chelyabinsk Metallurgical Plant OAO, Beloretsk Metallurgical Plant OAO, Korshunov Mining Plant OAO and Izhstal included in the Registration Statement and the Final Prospectus together with the related notes, present fairly, in all material respects, the consolidated financial position of each of these companies as of the dates shown, and their respective consolidated results of operations and cash flows for the periods shown, comply in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and have been prepared in conformity with U.S. GAAP applied on a consistent basis, except as stated therein; and none of Chelyabinsk Metallurgical Plant OAO, Beloretsk Plant OAO, Korshunov Mining Plant OAO and Izhstal has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Final Prospectus which would be required to be disclosed under U.S. GAAP in the consolidated financial statements of such company.

(ee) To the best knowledge of the Company, Ernst & Young, who has certified certain consolidated financial statements of the Company, Chelyabinsk Metallurgical Plant OAO, Beloretsk Metallurgical Plant OAO, Korshunov Mining Plant OAO and Izhstal, and delivered their report with respect to the audited consolidated financial statements included in the Registration Statement and the Final Prospectus, are independent public accountants as required by the rules and regulations of the Commission and by Article 2-01 of Regulation S-X under the Securities Act.

(ff) Except as set forth in the Final Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions by the Company and its consolidated subsidiaries are executed in accordance with management’s general or specific authorizations, (ii) transactions by the Company and its consolidated subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets of the Company and its consolidated subsidiaries is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets of the Company and its consolidated subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Except as set forth in the Final Prospectus, all information provided by the Company to Pincock, Allen & Holt for the purposes of the preparation of reserves reports relating to Pugachev Limestone Mine (dated June 3, 2004), Korshunivskoe Mining and Processing Company (dated June 9, 2004), Southern Urals Nickel Plant (SUNP) Mines (Buruktal and Sakhara) (dated June 7, 2004) and Southern Kuzbass Coal Company (dated May 12, 2004) (together, the “Reserves Reports”) was true, accurate and complete in all material respects and was not misleading in any material respect. The Company believes that the information in the Reserves Reports fairly presents in all material respects, in each case, the condition and value of its reserves as of the time of their publication.

Litigation, Constitutive Documents and Contracts

(hh) Except as set forth in the Final Prospectus, to the best knowledge of the Company, (A) there are no pending legal or governmental proceedings against the Company or any of its subsidiaries or any of their respective properties and (B) there are no pending legal or governmental proceedings naming, and there are no threatened legal or governmental proceedings against or naming, the Company or any of its subsidiaries or any of their respective properties that, in each case, if determined adversely to the Company or any such subsidiary, (i) would individually or in the aggregate have a Material Adverse Effect; (ii) would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement; or (iii) would result in a stay of the sale of the Offered Shares or ADSs and, to the best knowledge of the Company, no such proceedings are threatened.

(ii) Except as set forth in the Final Prospectus under “Risk Factors–Risks Relating to Our Business and Industry–In the event the title to any privatized company we acquired is successfully challenged, we risk losing our ownership interest in that company or its assets,” neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other constitutive documents; and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties is subject, except, in each case, where such default or event would not, individually or in the aggregate, have a Material Adverse Effect.

Labor

(jj) Except as set forth in the Final Prospectus, there are no labor disputes, strikes, slowdowns or stoppages involving the employees of the Company or any of its subsidiaries that exist or, to the best knowledge of the Company, that are threatened, except where such would not, individually or in the aggregate, have a Material Adverse Effect.

Health, Safety and Environment

(kk) Except as set forth in the Final Prospectus, each of the Company and its subsidiaries is in compliance with all statutes, and all rules, regulations, requirements, decisions and orders of, and agreements with, any governmental agency or body and any court, relating to the protection of human health and safety (including occupational health and safety), the use, handling, transportation, disposal or release of hazardous or toxic substances, or the protection or restoration of the environment (collectively, “HSE Laws”), and has received, and is in compliance with all terms and conditions of, all permits, licenses or other approvals required of it under applicable HSE Laws in order to conduct its business except, in each case, where the failure to be in compliance with or receive such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) Except as set forth in the Final Prospectus, neither the Company nor any of its subsidiaries is subject to any claims, costs or liabilities associated with any HSE Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with HSE Laws or to acquire or comply with the terms and conditions of any permit, license or approval under any HSE Laws, any constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect; and except as set forth in the Final Prospectus, there are no past or present conditions, circumstances, activities, practices, incidents or actions that would be reasonably likely to give rise to such costs, liabilities or claims.

Loss or Business Interference

(mm) Neither the Company nor any of its subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Final Prospectus any fire, explosion, flood or other calamity, whether or not covered by insurance, or any labor dispute or court or governmental action, order or decree, except where such would not, individually or in the aggregate, have a Material Adverse Effect.

Taxes

(nn) No stamp or other issuance or transfer taxes or duties and no withholding or other taxes are payable by or on behalf of the Underwriters to the Russian Federation or any political subdivision or taxing authority thereof or therein (except any income, capital gains, withholding or other taxes imposed upon the Underwriters that would not have been imposed but for a connection between the Underwriters and the jurisdiction imposing such taxes, other than a connection arising as a result of the transaction contemplated by this Agreement, the Deposit Agreement or the Moscow Escrow Agreements) in connection with (i) the issuance, sale and delivery by the Company of the Company Firm Shares, (ii) the deposit with the Depositary of the Company Firm Shares by the Company against the issuance of ADRs evidencing ADSs or (iii) the initial sale and delivery by the Underwriters of Offered Shares or ADSs to the initial purchasers thereof in the manner contemplated in the Final Prospectus.

(oo) Except as set forth in the Final Prospectus, each of the Company and its subsidiaries has filed all tax returns that are required to be filed by it or has requested extensions thereof, except where any failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

(pp) The statements set forth in the Final Prospectus under the captions “Taxation—Russian Income and Withholding Tax Considerations” and “Taxation—United States Federal Income Tax Considerations,” insofar as such statements purport to describe the provisions of the laws and the documents referred to therein, are accurate and complete in all material respects.

No Material Adverse Change

(qq) Since the respective dates as of which information is included in the Registration Statement and the Final Prospectus, except as otherwise set forth therein, (i) there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition, business, properties, senior management, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent (including any off-balance sheet obligations), or entered into any transaction not in the ordinary course of its business, (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind in respect of its capital stock and (iv) there has been no material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, taken as a whole.

Market Manipulation

(rr) Neither the Company nor any of its affiliates (as defined in Rule 405 under the Securities Act) has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the ADSs or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or otherwise entered into any contractual arrangement with respect to the distribution of any securities (except for the sale of the Offered Shares by the Underwriters under this Agreement).

Listing

(ss) The Offered Shares and the ADSs have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

Escrow Arrangements

(tt) The Company has taken all actions necessary to dispose of the proceeds from the sale of the Company Firm Shares in accordance with, and has taken no action which could have the effect of disposing of the proceeds from the sale of the Company Firm Shares in any way differing from, the description of their disposition in the Final Prospectus under the sections entitled “Prospectus Summary—The Offering—Escrow of proceeds and registration of placement report” and “Escrow of Proceeds and Registration of Placement Report.”

(uu) The Company has entered into an agreement with Liniya Prava pursuant to which Liniya Prava has committed to file an opinion with the Commission immediately after the FSFM has registered the Placement Report, which opinion is substantially similar to the opinion executed and dated the date hereof, filed as Exhibit 5.1 to the Registration Statement, except that such opinion shall omit the [last sentence of the seventh paragraph], referring to the prospect of cancellation of the issuance of the Company Firm Shares.

Other Representations

(vv) The Company has not sent or received any communication regarding termination of any of the contracts or agreements filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or, to the knowledge of the Company after due inquiry, any other party to any such contract or agreement.

(ww) Except as set forth in the Final Prospectus, no receiver or liquidator (or similar person) has been appointed in respect of the Company or any subsidiary of the Company or in respect of any part of the assets of the Company or any subsidiary of the Company; except as set forth in the Final Prospectus, no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any subsidiary of the Company or for the protection of the Company or any such subsidiary from its creditors; and except as set forth in the Final Prospectus, the Company has not, and no subsidiary of the Company has, stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

(xx) The Company’s shareholder register is duly held by NIKoil Registrator OAO (the “Registrar”) in compliance in all material respects with all applicable Russian laws and regulations, and the Registrar qualifies as an “independent” registrar under the requirements of applicable Russian laws and regulations.

(yy) The Company is not and, after giving effect to the offering and sale of the Offered Shares contemplated hereby and by the Final Prospectus, will not be, an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(zz) The Company is not and, immediately after giving effect to the offering contemplated hereby and by the Final Prospectus, Offered Shares or ADSs, will not be, a Passive Foreign Investment Company (“PFIC”), Foreign Personal Holding Company (“FPHC”) or a “controlled foreign corporation” within the meaning of the U.S. Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC or FPHC in the future.

(aaa) The Company is subject to civil and commercial law with respect to its obligations under this Agreement, the Deposit Agreement and the Moscow Escrow Agreements, and the execution, delivery and performance of this Agreement, the Deposit Agreement and the Moscow Escrow Agreements by it constitute private and commercial acts rather than public or governmental acts; under the laws of the Russian Federation, neither the Company nor any of its assets has any immunity (sovereign or otherwise) from set-off, the jurisdiction of any court of the Russian Federation or any legal process in any court of the Russian Federation (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(bbb) Except as set forth in the Final Prospectus, to the extent any payment is to be made by the Company pursuant to this Agreement, the Company has access, subject to the laws of the Russian Federation, to the internal currency market in the Russian Federation and, to the extent necessary, valid agreements with Russian commercial banks for purchasing U.S. dollars to make payments of amounts which may be payable pursuant to this Agreement.

(ccc) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required to be disclosed in any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) and which is not so disclosed.

(ddd) None of the issue and sale of the Offered Shares to the Underwriters, the deposit with the Depositary of the Offered Shares against issuance of ADRs evidencing ADSs, the issuance of ADSs to the Underwriters pursuant to this Agreement, the initial sales by the Underwriters of the Offered Shares or ADSs as contemplated hereby and by the Final Prospectus, the execution, delivery and performance of this Agreement, the Deposit Agreement or the Moscow Escrow Agreements or the Company’s use of proceeds from the issuance and sale of the Company Offered Shares do or will conflict with, result in a breach or violation of the Iranian Transactions Regulations, 31 C.F.R Part 560 (the “Iranian Regulations”), or other regulations enforced by the Office of Foreign Assets Control of the United States Treasury Department (the “OFAC Regulations”); and the Company has not been designated as a sanctioned person under the Iranian Regulations or the OFAC Regulations.

(eee) To the best knowledge of the Company, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Final Prospectus.

(fff) The Company acknowledges and agrees that you may rely on the representations, warranties and undertakings contained in Clause 4 of the Term Deposit Agreement and in Clause 5 of the Amendment to the Agreement on the Current Account, as if such representations and warranties were made to you herein on the date hereof, and such representations and warranties shall be deemed to be repeated to you by the Company on the First Closing Date.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries, or by any of the Selling Shareholders, and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Shares or ADSs shall be deemed to be a representation and warranty by the Company and the Selling Shareholders, jointly and severally, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Shareholders. In addition to the representations and warranties set forth above, each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter that:

(a) Such Selling Shareholder is, and at the time of delivery of the Offered Shares to be sold by such Selling Shareholder hereunder on any Closing Date will be, the lawful and beneficial owner of such Offered Shares and has, and at the time of delivery of such Offered Shares or ADSs will have, valid and marketable title to such Offered Shares or ADSs, and upon sale and delivery of, and payment for, such Offered Shares or ADSs, as provided herein, such Selling Shareholder will convey good and marketable title to such Offered Shares or ADSs, free and clear of any security interests, liens, encumbrances, equities or claims.

(b) Such Selling Shareholder has full right, power and capacity to enter into this Agreement and the escrow agreement between Brunswick UBS Russia Limited, as escrow agent (the “External Escrow Agent”), you and each of the Selling Shareholders (the “External Escrow Agreement”) and to perform its obligations hereunder and thereunder, and each of this Agreement and the External Escrow Agreement has been duly executed and delivered by the Selling Shareholder; and in deciding to sell the Offered Shares or ADSs to be sold by him or it hereunder, the Selling

Shareholder has relied upon his own judgment and such independent financial and legal advice as he has seen fit to obtain, and has not relied upon any of the Underwriters or their advisers for any such advice.

(c) The deposit with the Depositary by such Selling Shareholder of the Offered Shares to be sold by him or it against issuance of ADRs evidencing ADSs, the execution and delivery by such Selling Shareholder of this Agreement and the External Escrow Agreement and the performance by such Selling Shareholder of its obligations hereunder and thereunder, (i) do not require any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court except such as have been obtained and such as may be required under the securities or “blue sky” laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Offered Shares or ADSs in the manner contemplated herein and in the Final Prospectus and (ii) will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, or any rule, regulation or order of any governmental agency or body or any court applicable to such Selling Shareholder, (B) any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of their respective properties is subject.

(d) No stamp or other issuance or transfer taxes or duties and no withholding or other taxes are payable by or on behalf of the Underwriters to the Russian Federation or any political subdivision or taxing authority thereof or therein (except any income, capital gains, withholding or other taxes imposed upon the Underwriters that would not have been imposed but for a connection between the Underwriters and the jurisdiction imposing such taxes, other than a connection arising as a result of the transaction contemplated by this Agreement, the Deposit Agreement or the External Escrow Agreement) in connection with (i) the sale and delivery by such Selling Shareholder of the Offered Shares to be sold by him or it, (ii) the deposit with the Depositary of the Offered Shares to be sold by such Selling Shareholder against the issuance of ADRs evidencing ADSs or (iii) the sale and delivery by the Underwriters of such Offered Shares or ADSs to the initial purchasers thereof in the manner contemplated in the Final Prospectus.

(e) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Closing Date a properly completed and executed United States Treasury Department Form W-8, W-9, or other applicable form or statement specified by Treasury Department regulations in lieu thereof.

(f) Such Selling Shareholder has taken all actions necessary to dispose of the proceeds from the sale of the Offered Shares in accordance with, and has taken no action which could have the effect of disposing of the proceeds from the sale of the Offered Shares in any way differing from, the description of their disposition in the Final Prospectus under the sections entitled “Prospectus Summary—The Offering—Escrow of proceeds and registration of placement report” and “Escrow of Proceeds and Registration of Placement Report.”

(g) When the Registration Statement becomes effective and at all times subsequent thereto through the latest Closing Date or the termination of the offering of the Offered Shares, the Registration Statement and Final Prospectus, and any supplements or amendments thereto, in each case, as relate to such Selling Shareholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(h) The sale of such Selling Shareholder’s Offered Shares or ADSs pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Final Prospectus.

(i) The execution and delivery by each Selling Shareholder of each transaction document to which he is a party, and the consummation of the transactions contemplated hereby or thereby by such Selling Shareholder, will not require the consent of any spouse of such Selling Shareholder pursuant to the applicable laws of any jurisdiction, including, but not limited to, those of the Federal Republic of Germany and of the Russian Federation, except as have been obtained.

(j) Neither of the Selling Shareholders is a citizen of the United States or a “resident of the United States” within the meaning of the U.S. Internal Revenue Code of 1986, as amended, and neither of the Selling Shareholders expects to become either a citizen or resident of the Unites States in the future.

5. Covenants of the Company. The Company hereby agrees with each of the Underwriters as follows:

(a) Prior to the termination of the offering of the Offered Shares and the ADSs representing the Offered Shares, the Company will furnish to you a copy of each proposed amendment or supplement to the Registration Statement, any Rule 462 Registration Statement, the ADS Registration Statement and the Final Prospectus, and will not file or effect any such amendment or supplement to which you reasonably object; and the Company will file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

(b) The Company will promptly advise you (i) when any Final Prospectus or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462 Registration Statement shall have been filed with the Commission and furnish the Underwriters copies thereof; (ii) when, prior to the termination of the offering of the Offered Shares and the ADSs representing the Offered Shares, any amendment to the Registration Statement, the ADS Registration Statement or any Rule 462 Registration Statement shall have been filed or become effective and furnish the Underwriters copies thereof; (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADS Registration Statement or any Rule 462 Registration Statement, or for any supplement to the Final Prospectus or any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any Rule 462 Registration Statement or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares or ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus relating to the Offered Shares is required to be delivered under the Securities Act or otherwise in connection with sales of such shares by an underwriter or dealer, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the rules and regulations of the Commission thereunder, the Company promptly will notify the Underwriters and prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

(d) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of, and Rule 158 under, the Securities Act.

(e) The Company will furnish to you and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and will furnish to each other Underwriter a copy of the Registration Statement (without exhibits thereto), the ADS Registration Statement and any Rule 462 Registration Statement and will furnish to you, at any time when a prospectus relating to the Offered Shares is required to be delivered under the Securities Act or otherwise in connection with sales of such shares by an underwriter or dealer, as many copies of any Preliminary Prospectus and Final Prospectus and any supplement thereto as you may reasonably request.

(f) The Company will cooperate with the Underwriters and counsel for the Underwriters in connection with the sale of the Offered Shares or ADSs by the Underwriters and the qualification of ADSs representing the Offered Shares for sale by the Underwriters under the laws of such jurisdictions as you may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Offered Shares and the ADSs representing the Offered Shares, provided that in connection therewith, the Company shall not be required, in any jurisdiction, to qualify as a foreign corporation, to qualify as a securities dealer, to file a general consent to service of process, or subject itself to taxation. The Company will promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of ADSs representing the Offered Shares for sale in such jurisdictions or the initiation or threatening of any proceeding for such purpose.

(g) On each Closing Date, if and to the extent instructed by you, the Company will deposit the Offered Shares to be sold by it hereunder with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise will comply with the Deposit Agreement so that the ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at such Closing Date.

(h) Prior to the completion of the distribution of the Offered Shares and the ADSs representing the Offered Shares (as determined by you), neither the Company nor any of its affiliates will take, directly or indirectly, any action which is designed to cause or to result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or ADSs.

(i) Except pursuant to this Agreement, the Company will not, and will procure that none of its subsidiaries (which, for the avoidance of doubt, include, but are not limited to, Mechel Trading AG) for a period of 180 days following the date of the Final Prospectus, without your prior written consent, (i) sell, publicly offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Act, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, except that the Company may do any of the foregoing in connection with any share option or bonus plan or share ownership plan for its employees or directors described in the Final Prospectus. The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Shares pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by this provision or (c) dispositions to any trust for the direct or indirect benefit of the Company, provided that such trust agrees in writing with the Underwriters to be bound by this provision.

(j) The Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with U.S. GAAP) and, as soon as practicable after the end of the first half of each fiscal year, make available to its shareholders consolidated summary financial information of the Company prepared in conformity with U.S. GAAP for such half-year.

(k) For a period of three years from the effective date of the Registration Statement, upon your request, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders unless publicly available, and will deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed unless such information is available on EDGAR.

(l) The Company will, upon release of the proceeds from the sale of the Company Firm Shares from the Term Deposit Account following registration of the Placement Report, as described in the Final Prospectus, use the net proceeds received by it from the sale of the Company Firm Shares pursuant to this Agreement substantially in the manner specified in the Final Prospectus under the caption “Use of Proceeds.” The Company will not use any proceeds from this offering in any manner that would constitute a violation of the U.S. Iran and Libya Sanctions Act of 1996 (“ILSA”) or the Iranian Transactions Regulations, 31 C.F.R. Part 560 (the “Iranian Regulations”).

(m) The Company will file with the Commission such information on Form 20-F as may be required by Rule 463 under the Securities Act.

(n) If the Company elects to rely upon Rule 462, the Company shall file a Rule 462 Registration Statement with the Commission in accordance with Rule 462 by 10 a.m., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o) The Company will provide to you and to you for each of the other Underwriters an English-language translation of any document to be delivered pursuant to this Agreement which is written in a language other than English, except for any documents to be provided pursuant to Sections 3(j) and 3(k).

(p) The Company will promptly advise you and, if requested by you, confirm such advice in writing (i) of any request by the FSFM for any amendment to the Russian Decision or any materials filed in connection with the ADS Permission and (ii) of any refusal by the FSFM to register the Placement Report.

(q) If at any time the FSFM takes any action to suspend or invalidate the issue of the Company Firm Shares pursuant to the Russian Decision or any action to suspend or invalidate the ADS Permission, the Company will make every reasonable effort and take all actions required by the FSFM to eliminate the reasons for such suspension or invalidation.

(r) The Company will furnish each of the Underwriters, without charge, one copy of the Russian Decision as first filed with the FSFM, and one copy of any amendment or revision to the Russian Decision, as well as one copy of the ADS Permission, any materials filed in connection with it and any amendments thereto.

(s) The Company will, as soon as possible after •, 2004, file the Placement Report with the FSFM, use its best efforts to have the Placement Report approved by the FSFM at the earliest opportunity and promptly furnish to the Underwriters all official correspondence with the FSFM relating to the Placement Report.

(t) The Company will, at its earliest possible opportunity, convene a shareholders’ meeting to amend the Company charter to reflect the increase in share capital resulting from the issuance of the Offered Shares and register such amendments with the appropriate Russian government authorities for registration of joint-stock companies and their foundation documents.

(u) The Company will ensure that the Offered Shares and the ADSs remain authorized for listing by the New York Stock Exchange for a period of three years after the effective date of the Final Prospectus.

(v) The Company will exercise all reasonable efforts to ensure that it will not become a PFIC or a FPHC within the meaning of the U.S. Internal Revenue Code of 1986, as amended, to the extent not related to the issuance of new Shares as consideration for any future acquisition of the assets or shares of any business or transfer of the issued Common Shares.

(w) The Company will take all actions necessary to dispose of the proceeds from the sale of the Offered Shares in accordance with, and will take no action which could have the effect of disposing of the proceeds from the sale of the Offered Shares in any way differing from, the description of such disposition in the Final Prospectus under the sections entitled “Prospectus Summary—The Offering—Escrow of proceeds and registration of placement report” and “Escrow of Proceeds and Registration of Placement Report.

(x) The Company will have opened the accounts contemplated by the Moscow Escrow Agreements by each Closing Date, will deliver a written instruction to the Moscow Escrow Agent to transfer the proceeds from the sale of the Company Firm Shares immediately on receipt to the Term Deposit Account any funds deposited into the Company ruble Account.

(y) The Company will take no action to close the accounts contemplated by the Moscow Escrow Agreements, to amend the terms of the Moscow Escrow Agreements without the consent of all parties to the relevant agreements, or otherwise to countermand in any way the instructions set forth in Section 5(x) hereof. The Company will ensure that you have a valid power of attorney as contemplated by the Moscow Escrow Agreements until the registration of the Placement Report or the return of funds to the Depositary, if the Placement Report has not been registered.

(z) The Company will cause Liniya Prava to file an opinion with the Commission immediately after the FSFM has registered the Placement Report, which opinion is substantially similar to the opinion executed and dated the date hereof, filed as Exhibit 5.1 to the Registration Statement, except that such opinion shall omit the [last sentence of the seventh paragraph, referring to the prospect of cancellation of the Company Firm Shares].

(aa) If the Placement Report has not been registered by the FSFM on or before •, 2004, the Company will (i) issue a press release and notify the Depositary, the Moscow Escrow Agent, the External Escrow Agent, the Underwriters and the NYSE by the close of business on the termination date of the termination of this offering; and (ii) unless otherwise agreed with you, irrevocably and immediately cause the Moscow Escrow Agent to release all funds in the Term Deposit Account and the Company Ruble Account, including any interest earned thereon, if any, to the Depositary’s Russian ruble account with the Moscow Escrow Agent, and abandon all claims to all proceeds from the offer and sale of the Company Firm Shares contemplated hereby, together with interest, if any, earned thereon from the Closing Date to the termination date. Following such transfer and conversion of the Russian ruble funds into U.S. dollars, if there is a shortfall between (x) the U.S. dollar funds held by the Depositary and (y) the Purchase Price in U.S. dollars multiplied by the number of the Company Firm Shares, then the Company will promptly transfer, or otherwise arrange for transfer, to the Depositary of an amount equal to the amount of such shortfall in U.S. dollars, or an equivalent amount in Russian rubles if the Company is prohibited from transferring such amount in U.S. dollars. Following such transfer and conversion of the Russian ruble funds into U.S. dollars, if there is an overage between (x) the U.S. dollar funds held by the Depositary and (y) the Purchase Price in U.S. dollars multiplied by the number of the Company Firm Shares, then the Depositary will promptly transfer, or otherwise arrange for transfer, to the Company of an amount equal to the amount of such overage in U.S. dollars, or an equivalent amount in Russian rubles if the Depositary is prohibited from transferring such amount in U.S. dollars.

(bb) The Company will not use more than ten (10) percent of the net offering proceeds (excluding underwriting compensation and expenses) for payment to the Underwriters or any person participating in the distribution of the ADSs representing Offered Shares or associated or affiliated persons of such Underwriters, or members of the immediate family of such persons.

6. Certain Covenants of the Selling Shareholders. Each of the Selling Shareholders agrees with each Underwriter as follows:

(a) Prior to the completion of the distribution of the ADSs representing Offered Shares and the Offered Shares (as determined by you), neither the Selling Shareholder nor any of its affiliates will take, directly or indirectly, any action which is designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or ADSs.

(b) Except pursuant to this Agreement, the Selling Shareholder will not, and will procure that none of its affiliates (which, for the avoidance of doubt, include, but are not limited to, Conares Holding AG) will, for a period of 180 days following the date of the Final Prospectus (as defined in the Underwriting Agreement) relating to the Offering, without your prior written consent, (i) sell, publicly offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Act, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Shares pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by this provision or (c) dispositions to any trust for the direct or indirect benefit of a Selling Shareholder and/or the immediate family of a Selling Shareholder, provided that such trust agrees in writing with the Underwriters to be bound by this provision.

(c) The Selling Shareholder will advise you promptly, and upon request, will confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Shares or ADSs by an underwriter or dealer may be required under the Securities Act, of (A) any material change in the Company’s condition, prospects, earnings, business or properties, (B) any change in information in the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement or the Final Prospectus relating to such Selling Shareholder or any new material information relating to the Company or relating to any matter stated in the Final Prospectus which comes to the attention of the Selling Shareholder.

(d) The Selling Shareholder will use its best efforts to cause the Company to comply with the Company’s undertakings in Section 5, including without limitation, by acting in his capacity as a shareholder of the Company to vote against any proposal that would be inconsistent with the Company’s compliance with any such undertakings, including without limitation voting against any motion for a capital increase or any motion for a change in the percentage or number of shares required to approve any such increase.

(e) Prior to each Closing Date, if and to the extent instructed by you, the Selling Shareholder will deposit, or cause to be deposited on his behalf, Offered Shares to be sold by him or it hereunder with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise will comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at such Closing Date in accordance with the provisions thereof.

(f) The Selling Shareholder will take all actions necessary to dispose of the proceeds from the sale of the Offered Shares in accordance with, and will take no action which could have the effect of disposing of the proceeds from the sale of the Offered Shares in any way differing from, the description of such disposition in the Final Prospectus under the sections entitled “Prospectus Summary—The Offering—Escrow of proceeds and registration of placement report” and “Escrow of Proceeds and Registration of Placement Report.”

(g) The Selling Shareholders will have opened the account contemplated by the External Escrow Agreement (the “External Escrow Account”). The Selling Shareholder will take no action to close the External Escrow Account or to amend the terms of or otherwise to countermand in any way the instructions contemplated by the External Escrow Agreement without consent of all parties to the External Escrow Agreement.

(h) If the Placement Report has not been registered by the FSFM on or before •, 2004, the Selling Shareholder will, unless otherwise agreed with you, irrevocably and immediately instruct the External Escrow Agent to release all funds in the External Escrow Account, including any interest earned thereof, if any, to the Depositary, and abandon all claims to all proceeds from the offer and sale of the Offered Shares sold by such Selling Shareholder.

(i) The Selling Shareholders will not use any proceeds from this offering in any manner that would constitute a violation of ILSA or the Iranian Regulations.

(j) Each Selling Shareholder acknowledges and agrees that, in connection with the payment for the Selling Shareholder Firm Shares and the Additional Shares, if any, as set forth in Section 2(d) hereof, he or it (i) shall comply with all obligations applicable to him or it under any laws or regulations of the Russian Federation relating to currency exchange or controls and (ii) is responsible for any documentary, stamp, transfer, registration or similar taxes or duties, including any interest and penalties, payable to the Russian Federation or any agency or political subdivision thereof as a result of its receipt of such payment.

7. Underwriters’ Costs and Expenses.

(a) The Company will pay or cause to be paid the expenses in connection herewith, whether or not the offer and sale of the Offered Shares or ADSs is completed, in accordance with and pursuant to the terms of its separate agreement in this regard.

(b) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, transfer, registration or similar taxes or duties, including any interest and penalties (except any taxes in the nature of income tax, capital gains, withholding or other taxes imposed upon the Underwriters arising from a connection between the Underwriters and the jurisdiction imposing such taxes, other than a connection arising as a result of the transactions contemplated by this Agreement), payable in connection with (i) the creation and issuance of the Company Firm Shares, (ii) the deposit with the Depositary of the Offered Shares against payment of the Purchase Price by the Underwriters; (iii) the execution and delivery of this Agreement, the External Escrow Agreement or the Moscow Escrow Agreements, (iv) any delivery by the Depositary of the ADSs representing the Offered Shares to the Underwriters hereunder, (v) the initial sale of any Offered Shares or ADSs by the Underwriters to investors and (vi) the delivery of Offered Shares or ADSs (including any such taxes or duties in respect of the delivery or crediting (and any registrations and transfers required in connection therewith) of any ADRs to the account of DTC), but not including any subsequent transfers.

(c) All payments to be made by the Company to the Underwriters hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant party is required by law to deduct or withhold such taxes, duties or charges, in which event the Company and the Selling Shareholders, jointly and severally, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(d) The Company will indemnify and hold harmless the Underwriters against any value-added tax payable in connection with any amounts payable by the Company or the Selling Shareholders pursuant to this Agreement, the External Escrow Agreement or the Moscow Escrow Agreements.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares and the Additional Shares, as the case may be, on any Closing Date are subject to the accuracy of the representations and warranties contained herein on the part of the Company and the Selling Shareholders on the date hereof, and at and as of any Closing Date, to the performance by the Company and each of the Selling Shareholders of its obligations hereunder, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates furnished pursuant to the provisions hereof and to the following additional conditions precedent:

(a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5 thereof; if the Company elected to rely upon Rule 462, the Rule 462 Registration Statement shall have become effective by 10 a.m., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b) The Offered Shares and the ADSs shall have been admitted for listing on the New York Stock Exchange and such admission shall not have been revoked.

(c) Since the date of the Final Prospectus, and prior to such Closing Date, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, business, properties, senior management, shareholders’ equity or results of operations of the Company and each of its subsidiaries taken as a whole.

(d) On such Closing Date, the Company shall have delivered to you on behalf of the Underwriters a certificate of the Company, signed by each of the principal executive officer and the principal financial or accounting officer of the Company, dated such Closing Date, substantially in the form of Annex A.

(e) On such Closing Date, the Company shall have delivered to you on behalf of the Underwriters a certificate of the General Counsel, signed by him, dated such Closing Date, substantially in the form of Annex B.

(f) On such Closing Date, each Selling Shareholder shall have delivered to you on behalf of the Underwriters a certificate of the Selling Shareholder, signed by such Selling Shareholder, dated such Closing Date, substantially in the form of Annex C.

(g) Upon the signing of this Agreement and on such Closing Date, the Company shall have caused to be delivered to you on behalf of the Underwriters a letter, dated the date of such signing in the case of the first letter and dated such Closing Date in the case of any subsequent letter, from Ernst & Young, substantially in the form of Annex D.

(h) On such Closing Date, you shall have received opinions and/or letters, addressed to you, dated such Closing Date, of:

(i) Liniya Prava, Russian legal advisers to the Company and the Selling Shareholders, substantially in the forms of Exhibit A and Exhibit B;

(ii) The General Counsel of the Company, substantially in Exhibit C;

(iii) Latham & Watkins, U.S. legal advisers to the Company and the Selling Shareholders, substantially in the forms of Exhibit D, Exhibit E and Exhibit F;

(iv) VISCHER, Swiss legal advisers to [Mechel Trading A.G.], substantially in the form of Exhibit G;

(v) Voicu & Filipescu SCA, Romanian legal advisers to the Company, substantially in the form of Exhibit H;

(vi) LeBoeuf, Lamb, Greene & MacRae, LLP, legal advisers to the Depositary, substantially in the form of Exhibit I;

(vii) Cleary, Gottlieb, Steen & Hamilton, U.S. and Russian legal advisers to the Underwriters, in form and substance satisfactory to you; and

(viii) Morgan & Morgan, British Virgin Islands legal advisers to Britta Investments Limited, one of the Selling Shareholders, substantially in the form of Exhibit J.

(i) On the relevant Closing Date, the Deposit Agreement shall be in full force and effect.

(j) On such Closing Date, the Depositary shall have furnished or caused to be furnished to you on behalf of the Underwriters certificates satisfactory to you evidencing the deposit with it of the Offered Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered on behalf of the Company and the Selling Shareholders at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(k) The Company shall have obtained approval by the FSFM of the Russian Decision and the ADS Permission.

(l) The Company shall have (i) opened the accounts contemplated by the Moscow Escrow Agreements; (ii) maintained such accounts; (iii) delivered a written instruction to the Moscow Escrow Agent to transfer the proceeds from the sale of the Company Firm Shares immediately on receipt to the Term Deposit Account any funds deposited into the Company Ruble Account; and (iv) taken no action to close the accounts contemplated by the Moscow Escrow Agreements, to amend the terms of the Moscow Escrow Agreements, otherwise to countermand in any way the instructions contemplated by this Section 8(k), or otherwise to dispose of the proceeds from the sale of the Offered Shares in any way differing from the description of such disposition in the Final Prospectus under the sections entitled “Prospectus Summary—The Offering—Escrow of proceeds and registration of placement report” and “Escrow of Proceeds and Registration of Placement Report.”

(m) Each Selling Shareholder shall have (i) procured that the External Escrow Account be opened; (ii) procured that the External Escrow Account be maintained; (iii) agreed with you that you, at the relevant Closing Date, would transfer the proceeds from the sale of the Offered Shares or ADSs to be sold by him or it to the External Escrow Account; and (iv) taken no action to close the External Escrow Account, to amend the terms of the External Escrow Agreement, otherwise to countermand in any way the instructions contemplated by this Section 8(l), or otherwise to dispose of the proceeds from the sale of the ADSs representing Offered Shares in any way differing from the description of such disposition in the Final Prospectus under the sections entitled “Prospectus Summary—The Offering—Escrow of proceeds and registration of placement report” and “Escrow of Proceeds and Registration of Placement Report.”

(n) No Final Prospectus or amendment or supplement to the Registration Statement or the Final Prospectus shall have been filed to which you object in writing and such written notice contains your objections in reasonable detail; provided that prior to such written notice, you have adequately consulted with the Company and each Selling Shareholders in reasonable details as to your objections.

(o) On or prior to such Closing Date, the Company and each Selling Shareholder shall have furnished to you on behalf of the Underwriters such further information, certificates and documents you may reasonably request.

Each of the conditions specified in this Section 8 shall be fulfilled as provided in this Agreement as of any Closing Date, and each of the opinions, letters and certificates to be provided pursuant to this Agreement shall be in all material respects satisfactory in form and substance to you and counsel for the Underwriters on any Closing Date.

9. Termination. This Agreement shall be subject to termination in your absolute discretion or in the absolute discretion of any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, after consultation with the Company and each Selling Shareholder and prior to any Closing Date, if (x) since the time of execution of this Agreement, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, senior management, financial condition or results of operation of the Company and its subsidiaries taken as a whole, except as disclosed in any Preliminary Prospectus or the Final Prospectus, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Shares or ADSs on the terms and in the manner contemplated in the Registration Statement and the Final Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the Russian Trading System; (iii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities, by authorities in Russia or any of the five largest (by GDP) Member States of the European Union, a material disruption in commercial banking or securities settlement or clearance services in the United States, Russia or any of the five largest (by GDP) Member States of the European Union, or a development in the Russian Central Bank currency control and foreign exchange regulations which would have a material adverse effect on the ability of any of the parties hereto to complete the transactions contemplated hereby; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States, Russia or any of the five largest (by GDP) Member States of the European Union, or a declaration by the United States, Russia or any of the five largest (by GDP) Member States of the European Union of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States, Russia or any of the five largest (by GDP) Member States of the European Union, if the effect of any such event specified in clause (iv) or (v) in your judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Shares or ADSs on the terms and in the manner contemplated in the Registration Statement and the Final Prospectus.

If you or any group of Underwriters intends to terminate this Agreement as provided in this Section 9, the Company, the Selling Shareholders and each other Underwriter shall be notified promptly in writing, and the termination shall take affect upon such notification.

If the sale to the Underwriters of the Offered Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Shareholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Shareholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Shareholders under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares or ADSs to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares or ADSs which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 20% of the total number of Firm Shares, the non-defaulting Underwriters shall be severally obliged to take up and pay for (in addition to the aggregate number of Firm Shares or ADSs they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares or ADSs agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm Shares or ADSs shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares or ADSs shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, each of the Company and each of the Selling Shareholders agrees with the non-defaulting Underwriters that it will not sell any Firm Shares or ADSs hereunder unless all of the Firm Shares or ADSs are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Closing Date for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Final Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 20% of the total number of Firm Shares or ADSs which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares or ADSs which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company and the Selling Shareholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders as set forth in Section 7 and the indemnity and contribution agreements set forth in Section 11. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution. (a) The Company and the Selling Shareholders jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Final Prospectus and the Final Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter contained in the Underwriter Information or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that, with respect to any untrue statement or alleged untrue statement or omission or alleged omission of material fact made in any Preliminary Prospectus, the indemnity contained in this Section 11 shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the securities concerned to the extent that any such loss, damage, expense, liability or claim of such Underwriter occurs in circumstances where (x) the Company had previously furnished copies of the Final Prospectus to the Underwriters; (y) the untrue statement or omission of a material fact contained in any Preliminary Prospectus was corrected in the Final Prospectus; and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus, as required by applicable law, rule or regulation. Each of the Underwriters, severally and not jointly, agrees with the Company and each of the Selling Shareholders to use its commercially reasonable best efforts to deliver a copy of the Final Prospectus to each purchaser of Offered Shares from it, in situations where an untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Shareholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Selling Shareholders in writing of the institution of such Proceeding and the Company or such Selling Shareholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Selling Shareholders shall not relieve the Company or such Selling Shareholder from any liability which the Company or such Selling Shareholder may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Shareholder in connection with the defense of such Proceeding or the Company or such Selling Shareholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or such Selling Shareholder (in which case the Company or such Selling Shareholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Shareholder and paid as incurred (it being understood, however, that the Company or such Selling Shareholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Shareholder shall not be liable for any settlement of any Proceeding effected without its written consent but if a Proceeding is settled with the written consent of the Company or such Selling Shareholder, the Company or such Selling Shareholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Shareholder and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Shareholder or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter contained in the Underwriter Information, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or a Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, any Selling Shareholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, any Selling Shareholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Shareholder or any such person or otherwise. The Company, any Selling Shareholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Shareholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if a Proceeding is settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Shareholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Offered Shares or ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as (x) the total proceeds to the Company and the Selling Shareholders from the offering of the Offered Shares or ADSs (before deducting expenses) and (y) the difference between the public offering price per share or ADS set forth on the cover page of the Final Prospectus and the Purchase Price, multiplied by the total number of Offered Shares or ADSs, respectively, purchased by the Underwriters hereunder, bear to the aggregate public offering price of the Offered Shares or ADSs. The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares or ADSs underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Shareholder or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Offered Shares or ADSs. The Company, each of the Selling Shareholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Shareholders, against any of the Company’s officers or directors, as the case may be, in connection with the issuance and sale of the Offered Shares or ADSs, or in connection with the Registration Statement or the Prospectus.

(f) Notwithstanding the foregoing, the liability of each Selling Shareholder under this Section 11 shall be limited to the proceeds received by such Selling Shareholder hereunder, provided, however, that (i) no Selling Shareholder shall be liable under this Section 11 for an amount in excess of his or its pro rata share of the aggregate liability of the Company and the Selling Shareholders determined on the basis of the ratio of the number of Common Shares sold by him or it to the total number of Common Shares sold hereunder; and (ii) if, in the judgment of the Managing Underwriter, any Underwriter would be unable to recover the full amount of its loss, damage, expense, liability or claim (as set forth in this Section 11) as a result of the limitation in proviso (i) above, then proviso (i) above shall be disregarded.

12. Information Furnished by the Underwriters. The statements in the Final Prospectus identified in Schedule C hereto constitute the only Underwriter Information as such term is referred to in Sections 3 and 11 hereof.

13. Notices. All statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Limited, 1 Finsbury Avenue, London EC2M 2PP, United Kingdom, Attention: [Syndicate Department]; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Mechel Steel Group OAO, Krasnopresnenskaya Naberezhnaya 12, Moscow 123610, Russian Federation, Attention: Jan A. Castro, Esq., Senior Vice President-Corporate Affairs and General Counsel; and if to the Selling Shareholders, shall be sufficient in all respects if delivered or sent to the Selling Shareholders at Mechel Steel Group OAO, Krasnopresnenskaya Naberezhnaya 12, Moscow 123610, Russian Federation, Attention: Jan A. Castro, Esq., Senior Vice President-Corporate Affairs and General Counsel.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

15. Submission to Jurisdiction; Appointment of Agent. The Company and each of the Selling Shareholders agrees that any suit, action or proceeding against it brought by any Underwriter, the directors and officers of any Underwriter, or by any person who controls any Underwriter, arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York, New York (a “New York Court”) and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation Systems, a Division of CCH Legal Information Systems, with address at 111 Eighth Avenue, New York, NY 10011 (“CT Corporation”) as its authorized agent in New York (such agent or any subsequent agent which the Company may appoint, the “Company’s Authorized Agent”), and the Selling Shareholders have appointed CT Corporation as their authorized agent in New York (such agent or any subsequent agent which the Selling Shareholders may appoint, the “Selling Shareholders’ Authorized Agent”), upon whom process may be served in any manner permitted by applicable law in any such suit, action or proceeding in New York, and each of the Company and the Selling Shareholders expressly accepts the non-exclusive jurisdiction of any New York Court in respect of any such suit, action or proceeding. The Company and the Selling Shareholders hereby severally represent and warrant that the Company’s Authorized Agent and the Selling Shareholders’ Authorized Agent, respectively, have accepted such appointments and have agreed to act as said agents for service of process, and each of the Company and the Selling Shareholders severally agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointments in full force and effect as aforesaid for a period of five years from the date hereof. Service of process upon the Company’s Authorized Agent or the Selling Shareholders’ Authorized Agent shall be, to the fullest extent permitted by law, deemed, in every respect, effective service of process upon the Company or any Selling Shareholder, as the case may be. EACH OF YOU, EACH SELLING SHAREHOLDER AND THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16. Dispute Resolution.

(a) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the breach, termination or validity hereof (“Dispute”), shall be finally and exclusively settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law then in effect (the “Rules”), except as modified herein or by agreement of the parties, provided, however, that you may elect to submit any Dispute to a court instead of submitting it to arbitration as provided in this Section 16. The arbitration shall be held and the award shall be tendered in New York, New York. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. For the purpose of the arbitration, the Company and the Selling Shareholders shall be treated as a single party.

(b) There shall be three arbitrators, one appointed jointly by the Company and the Selling Shareholders and one appointed by you, each within 30 days of receipt by the respondent of the notice of arbitration. The two party-appointed arbitrators shall choose the third arbitrator, who will act as the presiding arbitrator of the tribunal, within 30 days of the appointment of the second arbitrator. The appointing authority, which shall appoint any arbitrator not timely selected, shall be the International Court of Arbitration of the International Chamber of Commerce (“ICC Court”).

(c) The notice of arbitration shall include a statement of claim. The statement of defense shall be delivered to the claimant within 30 days of respondent’s receipt of the claimant’s notice of arbitration and statement of claim. The hearing shall commence no later than 120 days following the appointment of the third arbitrator, and the award shall be rendered no later than 30 days following the close of the hearing. Consistent with the expedited nature of the arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. All pre-hearing discovery shall be completed within 75 days following the appointment of the arbitral tribunal. All time limits contained herein may be extended by agreement of the parties or by the arbitral tribunal for good cause shown.

(d) The award shall be final and binding upon the parties. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees or taxes incident to enforcing the award (including attorneys’ fees) shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. Judgment upon any award may be entered in any court having jurisdiction thereof.

(e) This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

(f) The arbitral tribunal shall have full authority to grant provisional remedies or modify or vacate any temporary or preliminary relief issued by a court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

(g) In order to facilitate the comprehensive resolution of related disputes, all Disputes between any of the parties to this Agreement may be brought in a single arbitration. Upon the request of any party to an arbitration proceeding involving a Dispute between any of the parties hereto, the arbitration tribunal shall consolidate such arbitration proceeding with any other arbitration proceeding involving a Dispute between any of the parties hereto, if the arbitrators determine that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. The arbitration tribunal constituted first in time shall make such ruling and, unless the parties otherwise agree, shall serve as the tribunal for the consolidated arbitration.

17. Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and such Selling Shareholder hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

18. Currency. To the fullest extent permitted by law, the obligations of the Company and any Selling Shareholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which such obligation was originally asserted (the “relevant currency”) that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with any sum paid in any other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company and the Selling Shareholders will, to the fullest extent permitted by law and to the extent such payment was due from such party, pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Company and the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by law, be due as a separate and independent obligation of such party and, until discharged as provided herein, will continue in full force and effect.

19. Survival. The respective representations, warranties, agreements, indemnities and other statements of the Company and each Selling Shareholder or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any Selling Shareholder or any of the officers, directors or controlling persons referred to in Section 11 hereof, and will survive delivery of and payment for the Offered Shares. The provisions of Sections 7 and 11 shall survive any termination of this Agreement.

20. Parties at Interest. (a) The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Shareholders and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. Except as specified in Section 20(b) below, no other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

(b) Notwithstanding Section 20(a) above, each of the parties to this Agreement acknowledges that if the Placement Report has not been registered by the FSFM on or before •, 2004, it is their intent that all holders of record and beneficial owners of ADSs at the termination date (as such term is used in the Registration Statement) (such owners together, for this purposes of this Section 20(b), the “Beneficiaries”) shall be third-party beneficiaries of, and as such be entitled to enforce and bring actions in respect of, the following obligations of the Company in Section 5(aa) of this Agreement:

(i)	to irrevocably and immediately cause the Moscow Escrow Agent to release all funds in the Term Deposit Account and the Company Ruble Account, including any interest earned thereon, if any, to the Depositary’s Russian ruble account with the Moscow Escrow Agent, and abandon all claims to all proceeds from the offer and sale of the Company Firm Shares contemplated hereby, together with interest, if any, earned thereon from the Closing Date to the termination date; and

(ii)	following such transfer and conversion of the Russian ruble funds into U.S. dollars, if there is a shortfall between (x) the U.S. dollar funds held by the Depositary and (y) the Purchase Price in U.S. dollars multiplied by the number of the Company Firm Shares, to promptly transfer, or otherwise arrange for the transfer, to the Depositary of an amount equal to the amount of such shortfall in U.S. dollars, or an equivalent amount in Russian rubles if the Company is prohibited from transferring such amount in U.S. dollars.

The rights of the Beneficiaries as third-party beneficiaries as set forth in this Section 20(b) shall not at any time be prejudiced or impaired by any act or failure to act on the part of any of the parties to this Agreement, or by any non-compliance by any of the parties hereto with the terms of this Agreement, regardless of any knowledge thereof which any of the parties to this Agreement may have or otherwise be charged with. The Beneficiaries shall be entitled only to specific performance of the above Company’s obligations and shall have no rights to any damages, claims, expenses or demands other than to such specific performance.

For the avoidance of doubt, the rights of the Beneficiaries as third-party beneficiaries as set forth in this Section 20(b) shall terminate upon the registration of the Placement Report by the FSFM on or before •, 2004, or at such later date as may otherwise be agreed with you pursuant to Section 5(aa)(ii) of this Agreement, and the Beneficiaries shall have no rights under this Agreement other than the right to specific performance specifically set forth in this Section 20(b).

21. Successors and Assigns. This Agreement shall be binding upon the Underwriters, each of the Selling Shareholders and the Company and the Company’s and the Underwriters’ successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

22. Business Day. As used in this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York, Moscow, Russia, or London, United Kingdom are authorized or obligated by law, executive order or regulation to close.

23. Time of the Essence. Time shall be of the essence for this Agreement.

24. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

25. Annexes; Headings; Counterparts. The schedules, annexes and exhibits to this Agreement are an integral part hereof. Except as otherwise stated, all references herein to Sections, paragraphs, Schedules, Annexes and Exhibits are to the Sections, paragraphs, Schedules, Annexes and Exhibits of this Agreement. The headings used in this Agreement are for convenience only and shall not affect its construction. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, each of the Selling Shareholders and the Underwriters, severally.

Very truly yours,

MECHEL STEEL GROUP OAO

By
Name:	Vladimir F. Iorich
Title:	Chief Executive Officer

By
Name:	Tatiana Kalyadina
Title:	Chief Accountant

SELLING SHAREHOLDERS

Name:	Igor V. Zyuzin

Name:	Vladimir F. Iorich

METHOL OOO

By
Name:
Title:

BRITTA INVESTMENTS LIMITED

By
Name:
Title:

Accepted and agreed to as of the

date first above written, on

behalf of itself

and the other several Underwriters

named in Schedule A

UBS LIMITED

Managing Underwriter

By:	UBS LIMITED

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares to Be Purchased from the Company	Number of Firm Shares to Be Purchased from the Selling Shareholders	Total Number of Firm Shares to Be Purchased
UBS Limited
J.P. Morgan Securities Ltd.
Morgan Stanley & Co. International Limited
Troika Dialog (Bermuda) Ltd.

TOTAL	33,301,659	8,325,414	41,627,073

SCHEDULE B

Seller of the Offered Shares	Number of Firm Shares to Be Sold	Number of Additional Shares to Be Sold (assuming the Over- Allotment Option is Exercised in Full)
The Company	33,301,659	—

Igor V. Zyuzin

Vladimir F. Iorich

Methol OOO

Britta Investments Limited

TOTAL	41,627,073	6,244,062

SCHEDULE C

Information Furnished to the Company

By an Underwriter Through the Managing Underwriter

Expressly For Use in any Preliminary Prospectus and the Final Prospectus

Provider of Information	Type of Information	Location in Documents
UBS Limited	Names “UBS Limited” and “UBS Investment Bank”	Front and back covers, the third paragraph on page ii, and in the “Underwriting” chapter beginning on page 206 of the Final Prospectus

J.P. Morgan Securities, Ltd.	Names “JPMorgan” and “J.P. Morgan Securities, Ltd.”	Front and back covers and the “Underwriting” chapter on page 206 of the Final Prospectus

Morgan Stanley & Co. International Limited	Names “Morgan Stanley” and “Morgan Stanley & Co. International Limited”	Front and back covers and the “Underwriting” chapter on page 206 of the Final Prospectus

Troika Dialog (Bermuda) Ltd.	Names “Troika Dialog” and “Troika Dialog (Bermuda) Ltd”	Front and back covers and the “Underwriting” chapter on page 206 of the Final Prospectus

All Underwriters	Disclosure regarding possible stabilization efforts by the stabilization manager	Front cover, the third paragraph on page ii, and the second, thirteenth, fourteenth, fifteenth and sixteenth paragraphs in the “Underwriting” chapter on pages 206 and 208 of the Final Prospectus

All Underwriters	Disclosure regarding communication with the NYSE on the manner of sales of the ADSs	The full paragraph on page 214 of the “Underwriting” chapter

All Underwriters	Disclosure regarding the percentage of ADSs to be sold to discretionary accounts	The second full paragraph of the “Underwriting” chapter, on page 207 of the Final Prospectus